                                                                    EXHIBIT 11

                          COMPUTATION OF LOSS PER SHARE

                                                        Three months ended
                                                             March 31,
                                                             ---------
                                                     1997                1996
                                                     ----                ----
PRIMARY AND FULLY DILUTED:

Average shares outstanding                         5,324,524          3,105,524

Dilutive stock equivalents                                --                 --
                                                 -----------         ----------

Total                                              5,324,524          3,105,524
                                                 -----------         ----------
                                                 -----------         ----------

Net loss                                         $  (440,021)        $  (82,710)
                                                 -----------         ----------
                                                 -----------         ----------

Net loss per share                               $      (.08)        $     (.03)
                                                 -----------         ----------
                                                 -----------         ----------
